FOR IMMEDIATE RELEASE:

Reis, Inc. Announces First Quarter 2009 Results EBITDA for the Reis Services Segment of $3,016,000 up 12% over First Quarter 2008 and Consistent with Fourth Quarter 2008

NEW YORK, May 8, 2009: Reis, Inc. (NASDAQ:REIS) (“Reis” or the “Company”), a leading provider of commercial real estate market information and analytical tools, announced its financial results and operational achievements for the quarter ended March 31, 2009.

Results and Performance

Reis presents financial information for its two operating segments: the Reis Services segment, which is our primary business of real estate information services; and the Residential Development Activities segment, which business we are in the process of exiting.

Financial Results Summary

On a consolidated basis, the Company reported net income of $277,000 for the first quarter of 2009, or $0.03 and $0.02 per basic and diluted share, respectively. For the first quarter of 2008, the Company’s consolidated net income was $448,000, or $0.04 and $0.01 per basic and diluted share, respectively.

Consolidated revenues for the three months ended March 31, 2009 and 2008 were $7,903,000 and $14,795,000, respectively. During the 2009 period, revenue was comprised of subscription revenue (from the Reis Services segment) of $6,355,000 and revenue from sales of residential units of $1,548,000. During the 2008 period, consolidated revenue was comprised of subscription revenue of $6,411,000 and revenue from sales of residential units of $8,384,000. The lower revenue from our residential operations in 2009 resulted from having fewer available units at our Gold Peak project as this project nears its completion, and the decision to cease development activities at out East Lyme and Claverack projects.

Reis Services EBITDA and Revenue

Management uses EBITDA to monitor and assess Reis Services’s performance and believes it is helpful to investors in understanding Reis Services’s business (see Reconciliations of Net Income to EBITDA and Adjusted EBITDA below). For the three months ended March 31, 2009, EBITDA for the Reis Services segment was $3,016,000, representing a 47.5% EBITDA margin and a 12.0% EBITDA growth rate over first quarter 2008 EBITDA of $2,692,000.  First quarter 2009 EBITDA was virtually unchanged from fourth quarter 2008 EBITDA of $3,026,000.

The increase in EBITDA over the first quarter of 2008 is primarily the result of management’s implementation of cost control measures during 2008 and the first quarter of 2009, which translated into an increase in EBITDA margin to 47.5% for the first quarter of 2009 as compared to 42.0% for the first quarter of 2008.

Revenue decreased slightly, by 0.9%, from the first quarter of 2008 to the first quarter of 2009 and also decreased 0.9% from the fourth quarter of 2008 to the first quarter of 2009.  These results reflect the cumulative impact from declines in the renewal rate in the third and fourth quarters of 2008 and, separately, the net effect of price increases and decreases upon renewals.  During the third and fourth quarters of 2008 and the first quarter of 2009, contract price increases on renewals were constrained due to usage reductions at some large customers as well as budgetary pressures at our customers, predominantly in the banking industry.  We generally impose contractual restrictions limiting our immediate exposure to revenue reductions due to mergers and consolidations; however, our business may be negatively impacted by bankruptcies of existing customers.  Our pricing model is based on actual and projected usage, and is generally not as susceptible to downturns as would be a model based upon individual user licenses.  We have been and we may be impacted by future consolidation among our customers and potential customers, or in the event that customers enter bankruptcy or otherwise go out of business, as has occurred during the latter part of 2008.

Our largest customer accounted for 3.5% of Reis Services’s revenue for the three months ended March 31, 2009. Our 14 largest customers, each of which accounted for greater than 1% of our revenue, aggregated 25.6% of Reis Services’s revenue for the three months ended March 31, 2009.

Despite the current dislocations in the financial markets, overall report usage grew in the first quarter of 2009 over the fourth quarter of 2008 and was consistent with first quarter 2008 usage. Our overall trailing 12 month renewal rate through March 31, 2009 was 87%, with a higher rate among our institutional customers at 88%.

Lloyd Lynford, CEO of Reis, stated, “It is gratifying that, during a period of unprecedented economic turmoil, Reis Services's EBITDA remained virtually unchanged from the record level posted in the fourth quarter of 2008. This result illustrates that our market information and analytics remain essential to our customers.  In addition, it is a testament to our ability to manage our costs in this challenging economic environment while continuing to focus on our core business in order to position it for future growth when markets rebound.”

Consolidated Balance Sheet Information

At March 31, 2009, Reis had consolidated assets of approximately $116,939,000, including approximately $24,434,000 of cash and cash equivalents, approximately $43,263,000 of consolidated liabilities (including $10,791,000 of deferred revenue) and consolidated stockholders’ equity of approximately $73,677,000 or $6.82 per common share based upon 10,799,187 shares outstanding. Officers and directors of Reis beneficially own approximately 28.5% of the common shares outstanding.

Operational and Financial Highlights

Following are recent operational and financial highlights for Reis:

▪
In February 2009, launched Value AlertSM, an analytical tool that provides a quick measure of how previous commercial real estate value assumptions may need to be modified to reflect current economic realities.  The tool can be applied to a portfolio as an initial screen to identify assets that may warrant further scrutiny;

▪
Reduced construction debt, all of which related to the East Lyme project by $900,000, from the December 31, 2008 balance of $5,077,000 to $4,177,000 at March 31, 2009. During April 2009, the remaining outstanding balance was retired and Reis’s real estate is now debt free;

▪	Reduced our liquidity requirement to $3,397,000 at March 31, 2009 and eliminated such requirement with the April 2009 retirement of the East Lyme debt;
▪
Continued sales at our 259 unit Gold Peak project towards our goal of a complete sell-out in mid 2009 with an aggregate of 245 sales closed at March 31, 2009, including six sales in the quarter ended March 31, 2009; and

▪
In December 2008, instituted a stock repurchase plan, to repurchase up to $1,500,000 of Reis stock. During the three months ended March 31, 2009, the Company repurchased 215,523 shares at an average price of $2.80 per share. Through May 6, 2009, the Company had repurchased an aggregate of 237,823 shares of common stock for approximately $692,000 at an average price of $2.91 per share.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, impairment losses on real estate assets and stock based compensation. Although EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, senior management uses EBITDA and Adjusted EBITDA to measure operational and management performance. Management believes that EBITDA and Adjusted EBITDA are appropriate metrics that may be used by investors as supplemental financial measures to be considered in addition to the reported GAAP basis financial information to assist investors in evaluating and understanding the Company’s business from year to year or period to period, as applicable. Further, these measures provide the reader with the ability to understand our operational performance while isolating non-cash charges, such as depreciation and amortization expenses, as well as other non-operating items, such as interest income, interest expense and income taxes, and in the case of Adjusted EBITDA, isolates non-cash charges for impairment losses on real estate assets and stock based compensation. Management also believes that disclosing EBITDA and Adjusted EBITDA will provide better comparability to other companies in Reis Services’s type of business. However, investors should not consider these measures in isolation or as substitutes for net income, operating income, or any other measure for determining operating performance that is calculated in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. Reconciliations of EBITDA and Adjusted EBITDA to the most comparable GAAP financial measure, net income, follow for each identified period:

(amounts in thousands) Reconciliation of Net Income to EBITDA and Adjusted EBITDA for the Three Months Ended March 31, 2009	Reis Services	Residential Development Activities and Other*	Consolidated

Net income			$277
Income tax expense			205
Income (loss) before income taxes	$1,665	$(1,183)	482
Add back:
Depreciation and amortization expense	1,257	23	1,280
Interest expense, net	94	25	119
EBITDA	3,016	(1,135)	1,881
Add back:
Stock based compensation expense, net	—	301	301
Adjusted EBITDA	$3,016	$(834)	$2,182

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for the Three Months Ended March 31, 2008	Reis Services	Residential Development Activities and Other*	Consolidated

Net income			$448
Income tax expense			400
Income (loss) before income taxes	$1,249	$(401)	848
Add back:
Depreciation and amortization expense	1,066	65	1,131
Interest expense (income), net	377	(215)	162
EBITDA	2,692	(551)	2,141
Add back:
Stock based compensation expense, net	—	39	39
Adjusted EBITDA	$2,692	$(512)	$2,180

Reconciliation of Net (Loss) to EBITDA and Adjusted EBITDA for the Three Months Ended December 31, 2008	Reis Services	Residential Development Activities and Other*	Consolidated

Net (loss)			$(8,743)
Income tax (benefit)			(243)
Income (loss) before income taxes	$1,593	$(10,579)	(8,986)
Add back:
Depreciation and amortization expense	1,192	31	1,223
Interest expense (income), net	241	6	247
EBITDA	3,026	(10,542)	(7,516)
Add back:
Impairment loss on real estate assets	—	9,708	9,708
Stock based compensation expense, net	—	154	154
Adjusted EBITDA	$3,026	$(680)	$2,346

*	Includes Gold Peak, East Lyme, the Company’s other developments and corporate level income and expenses.

Residential Development Activities At March 31, 2009, the Company’s residential development activities were comprised primarily of the following:

▪
The 259 unit Gold Peak condominium development in Highlands Ranch, Colorado.  Sales commenced in January 2006 and 245 Gold Peak units were sold as of March 31, 2009, with an additional five units under contract with nominal down payments. Through May 6, 2009, an additional two units were closed.

▪
The Orchards, a single family home development in East Lyme, Connecticut, upon which the Company could build 161 single family homes on 224 acres. Sales commenced in June 2006 and an aggregate of 33 homes and lots (25 homes and eight lots) were sold as of March 31, 2009. At March 31, 2009, there was one East Lyme home under contract and three homes, including the model, were in inventory. Through May 6, 2009, one additional contract was signed for a home in inventory.

▪
The Stewardship, a single-family home development in Claverack, New York, which is subdivided into 48 developable single-family home lots on 235 acres. Construction of two model homes, the infrastructure and amenities were substantially completed during 2008.

The following table presents Gold Peak and East Lyme sales information for the respective periods:

	For the Three Months Ended March 31,		Project Total Through
	2009	2008	March 31, 2009
Gold Peak:
Number of units sold	6	20	245
Gross sales proceeds	$1,548,000	$6,832,000	$73,985,000

East Lyme:
Number of homes and lots sold (A)	—	2	33
Gross sales proceeds	$—	$1,552,000	$18,687,000

(A)	In September 2008, the Company completed the sale of eight partially improved lots, in a single transaction, to a regional homebuilder for $900,000.

Investor Conference Call

The Company will host a conference call on Friday, May 8, 2009, at 2:00 PM (EDT). This call is for the benefit of existing and prospective stockholders, stock analysts, and other interested parties to discuss the first quarter 2009 results and other matters. The Company has a policy of not providing quarterly or annual guidance.

The U.S. dial-in number for this teleconference is (800) 860-2442.  The international dial-in number is (412) 858-4600.  A replay of the conference call will be available from shortly after the conference call through 9:00 AM (EDT) on August 12, 2009 by using U.S. dial-in number (877) 344-7529 and entering the following passcode: 430495# (international callers may use dial-in number (412) 317-0088 and use the same passcode).  An audio webcast of the conference call will be available on Reis’s website at www.reis.com/events and will remain on the website for a period of time following the call.

About Reis

The Company was formed through a May 2007 merger between Reis, Inc., a private commercial real estate market information company (“Private Reis”), and Wellsford Real Properties, Inc. (“Wellsford”).  Reis carries on the continuing business of Private Reis and the orderly exit of the Residential Development business of Wellsford.

Private Reis was founded in 1980 as a provider of commercial real estate market information.  Reis maintains a proprietary database containing detailed information on commercial real properties in metropolitan markets and neighborhoods throughout the U.S.  The database contains information on apartment, office, retail and industrial properties and is used by real estate investors, lenders and other professionals to make informed buying, selling and financing decisions. In addition, Reis data is used by debt and equity investors to assess, quantify and manage the risks of default and loss associated with individual mortgages, properties, portfolios and real estate backed securities. Reis currently provides its information services to many of the nation’s leading lending institutions, equity investors, brokers and appraisers.

Reis’s flagship product is Reis SE, which provides web-browser based online access to information and analytical tools designed to facilitate both debt and equity transactions and ongoing evaluations.  In addition to trend and forecast analysis at metropolitan and neighborhood levels, the product offers detailed building-specific information such as rents, vacancy rates, lease terms, property sales, new construction listings and property valuation estimates.  Reis SE is designed to meet the demand for timely and accurate information to support the decision-making of property owners, developers and builders, banks and non-bank lenders, and equity investors, all of whom require access to information on both the performance and pricing of assets, including detailed data on market transactions, supply, absorption, rents and prices. This information is critical to all aspects of valuing assets and financing their acquisition, development and construction.

For more information regarding Reis’s products and services, visit www.reis.com.

Prior to the Merger, Wellsford was a public company operating as a real estate merchant banking firm which acquired, developed, financed and operated real properties and invested in private real estate companies. The Company’s primary operating activities immediately prior to the Merger were the development, construction and sale of its three residential projects and its approximate 23% ownership interest in Private Reis. The Company is seeking to exit the residential development business in order to focus solely on the Reis Services business.

Cautionary Statement Regarding Forward-Looking Statements

The Company makes forward-looking statements in this press release.  These forward-looking statements may relate to the Company’s or management’s outlook or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies or expectations, or the impact of legal, regulatory or supervisory matters on the Company’s business’s operations or performance. Specifically, forward-looking statements may include:

▪	statements relating to future services and product development of the Reis Services segment;

▪	statements relating to future sales of the Company’s real estate;

▪
statements relating to future business prospects, potential acquisitions, revenue, expenses, income, cash flows, valuation of assets and liabilities and other business metrics of the Company and its businesses, including EBITDA and Adjusted EBITDA; and

▪	statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These statements reflect management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made certain assumptions. Future performance cannot be assured.  Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

▪	revenues may be lower than expected;

▪	the inability to retain and increase the Company’s customer base;

▪	additional adverse changes in the real estate industry and the markets in which the Company has property;

▪	inability to dispose of existing residential real estate development projects at expected prices or at all;

▪	competition;

▪	the inability to attract and retain sales and senior management personnel;

▪	difficulties in protecting the security, confidentiality, integrity and reliability of the Company’s data;

▪	changes in accounting policies or practices;

▪	legal and regulatory issues; and

▪
the risk factors listed under “Item 1A. Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on March 13, 2009.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release.  Except as required by law, the Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Press Contact:	Mark P. Cantaluppi Reis, Inc. Vice President, Chief Financial Officer (212) 921-1122

Financial Information

The following financial information should be read in conjunction with Reis’s consolidated financial statements and the notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations, both of which are included in Reis’s quarterly report on Form 10-Q for the three months ended March 31, 2009, which was filed with the Securities and Exchange Commission on May 8, 2009.

REIS, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,434,148	$24,151,720
Restricted cash and investments	2,617,944	3,081,469
Receivables, prepaid and other assets	3,766,805	5,944,607
Real estate assets	6,831,979	7,137,636
Total current assets	37,650,876	40,315,432
Furniture, fixtures and equipment, net	1,608,711	1,737,430
Intangible assets, net of accumulated amortization of $7,128,184 and $5,981,961, respectively	22,478,382	23,161,695
Goodwill	54,824,648	54,824,648
Other assets	376,739	398,334
Total assets	$116,939,356	$120,437,539

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of loans and other debt	$192,679	$189,136
Current portion of Bank Loan	4,208,333	3,500,000
Construction payables	103,909	156,653
Construction loans payable	4,177,333	5,077,333
Accrued expenses and other liabilities	4,918,926	5,365,034
Reserve for option liability	—	55,830
Deferred revenue	10,790,646	12,120,997
Total current liabilities	24,391,826	26,464,983
Non-current portion of Bank Loan	17,666,667	19,250,000
Other long-term liabilities	941,689	988,716
Deferred tax liability, net	262,580	66,580
Total liabilities	43,262,762	46,770,279
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.02 par value per share, 101,000,000 shares authorized, 10,799,187 and 10,988,623 shares issued and outstanding, respectively	215,984	219,772
Additional paid in capital	100,120,826	100,384,302
Retained earnings (deficit)	(26,660,216)	(26,936,814)
Total stockholders’ equity	73,676,594	73,667,260
Total liabilities and stockholders’ equity	$116,939,356	$120,437,539

REIS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended March 31,
	2009	2008

Revenue:
Subscription revenue	$6,355,211	$6,411,104
Revenue from sales of residential units	1,548,201	8,383,825
Total revenue	7,903,412	14,794,929
Cost of sales:
Cost of sales of subscription revenue	1,406,555	1,328,880
Cost of sales of residential units	1,010,649	6,928,041
Total cost of sales	2,417,204	8,256,921
Gross profit	5,486,208	6,538,008
Operating expenses:
Sales and marketing	1,276,204	1,355,273
Product development	517,370	525,242
Property operating expenses	220,427	249,599
General and administrative expenses, inclusive of reductions attributable to stock based liability amounts of $(55,830) and $(372,181), respectively	2,871,944	3,421,740
Total operating expenses	4,885,945	5,551,854
Other income (expenses):
Interest and other income	61,700	189,428
Interest expense	(180,365)	(327,700)
Total other income (expenses)	(118,665)	(138,272)
Income before income taxes	481,598	847,882
Income tax (benefit) expense	205,000	400,000
Net income	$276,598	$447,882

Net income per common share:
Basic	$0.03	$0.04
Diluted	$0.02	$0.01

Weighted average number of common shares outstanding:
Basic	10,963,369	10,984,517
Diluted	11,131,658	11,179,377